                                  EXHIBIT 23

                             ACCOUNTANTS' CONSENT




The Board of Directors
First American Corporation:


We consent to incorporation by reference in the Registration Statements No. 33-57387 and No. 33-59844 each on Form S-3 and No. 33-53269, No. 33-57385, No.
33-44286, No. 2-81920, No. 2-81685, No. 33-44775, No. 33-63188, and No.
33-64161 each on Form S-8 of First American Corporation, of our report dated January 19, 1996, relating to the consolidated balance sheets of First American Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Annual Report on Form 10-K of First American Corporation.

Our report refers to changes in accounting principles related to the adoption in 1993 of the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, Accounting for Income Taxes; No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions; No. 112, Employers' Accounting for Postemployment Benefits, and No. 115, Accounting for Certain Investments in Debt and Equity Securities.




                                                    /s/ KPMG Peat Marwick LLP
                                                    -------------------------
                                                        KPMG Peat Marwick LLP


Nashville, Tennessee
March 25, 1996



                                     146